ASA LIMITED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

     The signer on the reverse side of this proxy form hereby appoints:

     1         _________________________________________ or failing him/her,

     2         _________________________________________ or failing him/her,

     3         Henry R. Breck: or failing him,

     4         Lawrence G. Nardolillo,

     as his proxy, with power of substitution, to attend, speak and vote on his behalf at the Annual General Meeting of Shareholders of the Company to be held on February 6, 2004 and all adjournments or postponements thereof. Unless otherwise instructed on the reverse side of this proxy form, the proxy may vote as he thinks fit in respect of all shares of the Company registered in the name of the signer. The proxies named by the directors of the Company (Messrs. Breck and Nardolillo) intend to vote in favor of each proposal.

     Each shareholder entitled to attend and vote at the meeting is entitled to appoint one or more proxies, who need not be shareholders, to attend the meeting and to vote and speak on his behalf.

     Whether or not you expect to attend the meeting you are        SEE REVERSE
     requested to date and sign this proxy form and mail it             SIDE
     promptly in the enclosed envelope.

                            . FOLD AND DETACH HERE .

                                                    ANNUAL GENERAL
                                                    MEETING OF
                                                    SHAREHOLDERS

     ASA LIMITED
                                                    February 6, 2004, 10:00 A.M.

                                                    UBS
                                                    1285 Avenue of the Americas
                                                    14th Floor
                                                    New York, NY 10020

     Please mark your
  X  votes as in this
     example.

This proxy form when properly executed will be voted in the manner directed. In case no instructions are given as to any items set forth in this proxy form, this proxy form shall be deemed to grant authority to vote as the proxy thinks fit. Messrs. Breck and Nardolillo intend to vote in favor of each proposal. The proxy shall also be entitled to vote in his/her discretion, on other matters that may properly come before the meeting.

     The Board of Directors recommends voting "FOR" Proposals 1, 2a and 2b.

Nominees for Director

     R.J.A. Irwin, H.R. Breck,
     H.M. Conger, C.A. Crocker,
     J.C. Farrell, J.G. Inglis,
     R.L. McCarthy, M.W. MacNaught,
     R.A. Pilkington, A.M. Rosholt

INSTRUCTIONS

     To vote against any individual cross his name with an X; to abstain strike a line through his name.

                                 FOR
                                 ALL
                               NOMINEES,
                               EXCEPT AS   AGAINST     ABSTAIN
                               INDICATED     ALL      AS TO ALL
                               ALONGSIDE   NOMINEES    NOMINEES
1.   Election of Directors        [  ]        [  ]        [  ]

2.   Appointment of
     Independent Accountants      FOR       AGAINST    ABSTAIN

     a.   Ernst & Young LLP       [  ]        [  ]        [  ]

     b.   Ernst & Young,          [  ]        [  ]        [  ]
          Johannesburg,
          South Africa

SIGNATURE(S) __________________________________________  DATE _________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Trustee or Guardian, please give full title as such.

                            . FOLD AND DETACH HERE .

            IMPORTANT: PLEASE COMPLETE YOUR VOTING INSTRUCTIONS, DATE AND SIGN YOUR PROXY AND RETURN IT IN THE ENVELOPE PROVIDED